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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 14, 2008

ULittle Squaw Gold Mining Company

(Exact Name of Registrant as Specified in its Charter)

Alaska	001-06412	91-0742812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3412 S Lincoln Drive, Spokane WA	99203-1650
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: U(509) 624-5831

UN/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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Item 8.01  Other Events

Little Squaw Gold Mining Company (“Little Squaw” or “the Company”) is pleased to announce that all four resolutions presented to the shareholders were approved at the Company’s Annual General Meeting held earlier this month.

Shareholders approved the proposal recommended by the directors to change the name of the Company to Goldrich Mining Company.  The Company's name has been associated with the geographic area around Little Squaw Creek in Alaska since the Company's incorporation in Alaska in 1959. Today, however, the Company has expanded its mineral interests to other states and countries, and the directors believed it to be no longer appropriate for the Company's name to be limited by its historic beginnings.  The Company's primary business purpose is locating, exploring, and developing gold mining properties of all types in the Western Hemisphere.

The name change will take effect after Amended Articles of Incorporation reflecting the name change are filed with the office of the Secretary of State of Alaska. Thereafter, the Company will receive a new trading symbol, which will be publicly conveyed at the time.

The shareholders also ratified the selection of DeCoria, Maichel and Teague, P.S. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and approved changes made to the Company's share incentive plan previously adopted in 2003; those changes are now set forth in the 2008 Equity Incentive Plan.

In addition, all eight directors were re-elected to the board: David Atkinson, Charles Bigelow, James Duff, Kenneth Eickerman, James Fish, William Orchow, William Schara, and Richard Walters.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1  - Press Release May 14, 2008

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Little Squaw Gold Mining Company (Registrant)

Dated: May 14, 2008	By: /s/ Ted R. Sharp
Ted R. Sharp Principal Financial Officer